Exhibit 2

     HORIZON ENERGY DEVELOPMENT, INC.
             INCOME STATEMENT

                                           Three Months Ended
                                           December 31, 1996

Operating Revenues                               $  728,220
                                                 ----------

Operating Expenses:
   Operation Expense                              3,798,306
   Maintenance Expense                               10,369
   Property, Franchise and Other Taxes                1,133
   Depreciation, Depletion and Amortization           8,048
                                                 ----------
Total Operating Expenses                          3,817,856
                                                 ----------

Operating Loss Before Taxes                      (3,089,636)
                                                 ----------

Other Income                                          3,178
                                                 ----------

Income Taxes - Current                           (1,018,116)
             - Deferred                             (14,064)
                                                 ----------
                                                 (1,032,180)
                                                 ----------

Loss Before Interest Charges                     (2,054,278)
Interest Charges                                    155,482
                                                 ----------

Net Loss                                        $(2,209,760)
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